Exhibit 10.5

Amended and Restated Committed Facility Agreement

BNP PARIBAS PRIME BROKERAGE INTERNATIONAL LIMITED (“BNPP PB”) and the counterparty specified on the signature page (“Customer”), hereby enter into this Amended and Restated Committed Facility Agreement (this “Agreement”), dated as of the date specified on the signature page.

Whereas BNPP PB and Customer have previously entered into that certain Committed Facility Agreement dated as of December 14, 2020 (as amended from time to time, the “Precedent Agreement”).

Whereas BNPP PB and Customer have entered into the U.S. PB Agreement, dated as of December 14, 2020 (the “U.S. PB Agreement”) (the U.S. PB Agreement and this Agreement, collectively, the “40 Act Financing Agreements”).

Whereas this Agreement supplements and forms part of the other 40 Act Financing Agreements and sets out the terms of the commitment of BNPP PB to provide financing to Customer under the 40 Act Financing Agreements.

Now, therefore, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.	Definitions -

(a)	Capitalized terms not defined in this Agreement have the respective meaning assigned to them in the U.S. PB Agreement. The 40 Act Financing Agreements are included in the term “Contract,” as defined in the U.S. PB Agreement.

(b)	“Account Agreement” means the Account Agreement attached as Exhibit A to the U.S. PB Agreement.

(c)	“Borrowing” means a draw of cash financing by Customer from BNPP PB pursuant to Section 2 of this Agreement.

(d)	[Reserved.]

(e)	“Collateral Requirements” means the collateral requirements set forth in Section 1 of Appendix A attached hereto.

(f)	“Custodian” means U.S. Bank, N.A..

(g)	“Funding Event” means on any day (the “Date of Determination”), BNP Paribas’ long-term credit rating has declined to a level three or more notches below its highest rating by any of Standard & Poor’s Ratings Services, Moody’s Investor Service, Inc. or Fitch Ratings, Ltd. during the period beginning on and including date of this Agreement and ending on and including such Date of Determination.

(h)	“Initial NAV” means the Net Asset Value of Customer as of December 14, 2020 (“Initial NAV Date”).

(i)	“Maximum Commitment Financing” means One Hundred Million ($100,000,000.00) USD.

(j)	“Net Asset Value” means, with respect to Customer, the aggregate net asset value of the common stock issued by Customer calculated in accordance with U.S. generally accepted accounting principles.

(k)	“Net Asset Value Floor” means, with respect to Customer, an amount equal to 50% of the Initial NAV (such 50% amount, the “Execution Date NAV Floor”); provided, however, that following the date hereof, the Net Asset Value Floor shall be the greater of (i) the Execution Date NAV Floor or (ii) 50% of the Net Asset Value of Customer, calculated based on the Customer’s Net Asset Value as of its most recent fiscal year end subsequent to the date hereof.

(l)	“Notification E-mails” shall mean each of the following: dl.pb.onboarding@us.bnpparibas.com; kevin.darling@us.bnpparibas.com; kate.kersting@us.bnpparibas.com; and anthony. mauriello@us.bnpparibas.com.

(m)	“Outstanding Debit Financing” means the aggregate net cash balance (excluding current short sale proceeds) held under this Agreement if such net cash balance is a debit, or zero if such aggregate net cash balance is a credit. For the purposes of calculating such aggregate net cash balance, if Customer holds credit or debit cash balances in non-USD currencies, BNPP PB will convert each of these balances into USD at prevailing market rates to determine Customer’s aggregate net cash balance.

(n)	“Portfolio Gross Market Value” means the Gross Market Value (as defined in Appendix A attached hereto) of all of Customer’s Positions that are Eligible Securities (as defined in Appendix A attached hereto).

(o)	“1940 Act” means the Investment Company Act of 1940, as amended.

2.	Borrowings -

Subject to Section 7, BNPP PB shall make available cash financing under this Agreement in an amount up to the relevant Approved Commitment Financing, which shall not, for the avoidance of doubt, exceed the Maximum Commitment Financing in the aggregate at any time. “Approved Commitment Financing” shall mean such amount as notified by Customer to BNPP PB from time to time via electronic mail to the Notification E-Mails, provided, that such amount shall become effective as of the first Business Day immediately following express confirmation from any one (1) such Notification E-Mails to the Customer, except as otherwise expressly indicated in such confirmation to take effect on the same Business Day, in which case such amount shall become effective on such Business Day. Such cash financing shall be made available in immediately available funds. Customer may borrow under this Section 2, prepay pursuant to Section 4 and reborrow under this Section 2 without penalty. For the avoidance of doubt, any cash financing in excess of the Maximum Commitment Financing shall not be subject to the commitment in Section 6.

BNPP PB shall make funds available to Customer in an amount up to the Maximum Commitment Financing. Each subsequent Borrowing (not to exceed the Maximum Commitment Financing) shall be made via electronic mail to the Notification E-Mails, which shall be sent by Customer to BNPP PB not later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the date of the proposed Borrowing (which must be a Business Day) by Customer. Subject to Section 7, BNPP PB shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available to Customer the amount of such Borrowing (provided that, the Outstanding Debit Financing does not exceed the Maximum Commitment Financing) payable to the account designated by the Customer in such notice of borrowing.

3.	Repayment -

(a)	Upon the occurrence of a Facility Termination Event, an event described in Section 16(a) hereof, or the date specified in the Facility Modification Notice as described in Section 6, all Borrowings (including all accrued and unpaid interest thereon and all other amounts owing or payable hereunder) may be recalled by BNPP PB in accordance with Section 1 of the Account Agreement to the U.S. PB Agreement.

(b)	Upon the occurrence of a Default, the BNPP Entities shall have the right to take any action described in Section 13(b) hereof.

4.	Prepayments -

Customer may, upon at least one (1) Business Day’s notice to BNPP PB stating the proposed date and aggregate principal amount of the prepayment, prepay all or any portion of the outstanding principal amount of the Outstanding Debit Financing, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that Customer shall continue to be obligated to pay the commitment fee as set forth in Appendix B in respect of any undrawn Maximum Commitment Financing.

5.	Interest -

Customer shall pay interest on the outstanding principal amount of each Borrowing from the date of such Borrowing until such principal amount shall be paid in full, at the rates specified on Appendix B attached hereto. Such interest shall be payable monthly, and if not paid when due, any unpaid interest shall be capitalized on the principal balance; provided that, notwithstanding such capitalization, the failure by Customer to pay such interest when due, shall be a failure of Customer to comply with an obligation under this Agreement.

6.	Scope of Committed Facility -

Subject to Sections 7, BNPP PB shall make available cash financing under this Agreement up to the relevant Maximum Commitment Financing, and may not take any of the following actions except upon at least 29 calendar days’ prior notice (the “Facility Modification Notice”):

(a)	modify the Collateral Requirements; other than in accordance with the terms of Appendix A;

(b)	recall or cause repayment of any Borrowings under this Agreement;

(c)	modify the interest rate on Borrowings under this Agreement, as set forth in Appendix B attached hereto;

(d)	modify the fees, charges or expenses other than those described in clause (c) above, as set forth in Appendix B attached hereto (the “Fees”), provided that BNPP PB may modify any Fees immediately if (i) the amount of such Fees charged to BNPP PB, as the case may be, have been increased by the provider of the relevant services or (ii) consistent with increases generally to customers; DK or disaffirm a trade Customer presents to BNPP PB for clearance and settlement, except to the extent permitted under Applicable Law, or in accordance with internal policies or procedures that would apply to similarly situated clients; or

(e)	terminate any of the 40 Act Financing Agreements.

Notwithstanding the foregoing or anything to the contrary herein, upon the occurrence of a Funding Event, this Agreement shall terminate and all outstanding cash financing shall be governed in accordance with the terms of the U.S. PB Agreement.

7.	Conditions for Committed Facility -

The commitment as set forth in Section 6 only applies so long as –

(a)	Customer satisfies the Collateral Requirements; and

(b)	no Default or Facility Termination Event has occurred and has not been waived in accordance with the terms of the U.S. PB Agreement.

8.	Arrangement and Commitment Fees -

(a)	Customer shall pay when due an arrangement fee as set forth in Appendix B.

(b)	Customer shall pay when due a commitment fee as set forth in Appendix B.

9.	Substitution -

(a)	After BNPP PB sends a Facility Modification Notice, Customer may not substitute any collateral, provided that Customer may purchase and sell portfolio securities in the ordinary course of business consistent with its investment restrictions; provided further that BNPP PB may permit substitutions upon request, which permission shall not be unreasonably withheld.

(b)	Prior to BNPP PB sending a Facility Modification Notice, Customer may substitute collateral.

10.	Collateral Delivery -

If notice of a Collateral Requirement is sent to Customer: (i) on or before 11:00 a.m. on any Business Day, then Customer shall deliver all required Collateral no later than the close of business on such Business Day, and (ii) after 11:00 a.m. on any Business Day, then Customer shall deliver all required Collateral no later than the close of business on the immediately succeeding Business Day.

11.	Representations and Warranties -

Customer hereby makes all the representations and warranties set forth in Section 5 of the Account Agreement, which are deemed to refer to this Agreement, and such representations and warranties shall survive each transaction and the termination of the 40 Act Financing Agreements.

12.	Financial Information -

Customer shall provide BNPP PB with copies of –

(a)	the most recent annual report of Customer containing financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the United States, as soon as available and in any event within 120 calendar days after the end of each fiscal year of Customer;

(b)	the most recent quarterly financial statement of Customer, including performance returns and net asset value of Customer, as soon as available and in any event within 45 calendar days after the end of each fiscal quarter (other than the fourth quarter of any fiscal year of Customer); and

(c)	the estimated net asset value statement and statement of the leverage of Customer within two (2) Business Days, upon reasonable request therefor by BNPP PB.

13.	Termination -

(a)	Upon the occurrence of a Facility Termination Event, BNPP shall have the right to terminate this Agreement, recall any Outstanding Debit Financing, modify Collateral Requirements, and modify any interest rate spread, fees, charges, or expenses, in each case, in accordance with the timeframes specified in the U.S. PB Agreement.

(b)	Upon the occurrence of a Default, the BNPP Entities may terminate any of the 40 Act Financing Agreements and take Default Action.

(c)	Each of the following events constitutes a “Default”:

i.	Customer fails to meet the Collateral Requirements within the time periods set forth in Section 10;

ii.	any representation or warranty made or deemed made by Customer to BNPP PB under any 40 Act Financing Agreements (including under Section 11 herein) proves false or misleading when made or deemed made;

iii.	Customer fails to comply with or perform any other agreement or obligation under this Agreement (other than a failure to deliver the financial information within the time periods set out in Section 12 and, in the case of any such failure to comply that is not a failure to make a payment or deliver margin or collateral as referenced above in sub-Section (c)(i)), such failure is not cured within two (2) Business Days following notice from BNPP PB;

iv.	the occurrence of a repudiation, misrepresentation, material breach or the occurrence of a default, termination event or similar condition (howsoever characterized, which, for the avoidance of doubt, includes the occurrence of an Additional Termination Event under an ISDA Master Agreement between Customer and a BNPP Entity, if applicable) by Customer under any contract with a BNPP Entity or affiliate of a BNPP Entity, including without limitation, the 40 Act Financing Agreements, in each case, (after giving effect to any applicable notice requirement or grace period); or

v.	Customer fails to comply with the provisions set forth in Section 8.

(d)	Each of the following events constitutes a “Facility Termination Event”:

i.	the occurrence of a repudiation, misrepresentation, material breach or the occurrence of a default, termination event or similar condition (howsoever characterized, which, for the avoidance of doubt, includes the occurrence of an Additional Termination Event under an ISDA Master Agreement) by Customer under any contract with a third party entity, where the aggregate principal amount of any such contract (which, for the avoidance of doubt, includes any obligations with respect to borrowed money or other assets in connection with such contract) is not less than $10,000,000;

ii.	there occurs any change in BNPP PB’s interpretation of any Applicable Law or the adoption of or any changes in the same that, in the reasonable opinion of counsel to BNPP PB, has the effect with regard to BNPP PB of impeding or prohibiting the arrangements under the 40 Act Financing Agreements (including, but not limited to, imposing or adversely modifying or affecting the amount of regulatory capital to be maintained by BNPP PB);

iii.	Customer fails to deliver the financial information within the time periods set out in Section 12;

iv.	the Net Asset Value of Customer declines below the Net Asset Value Floor;

v.	As of the last Business Day of any calendar quarter end, the Net Asset Value of Customer has declined by (A) more than 30% from the Net Asset Value of Customer at the end of the immediately preceding calendar quarter end; or (B) more than 40% from the Net Asset Value of Customer at the end of the twelfth (12) prior calendar month;

vi.	the investment management agreement between Customer and its investment advisor (“Advisor”) is terminated or the Advisor otherwise ceases to act as investment advisor of Customer; provided, however, such termination or cessation shall not constitute a Facility Termination Event if there is a replacement investment advisor appointed immediately who is acceptable to BNPP PB in its reasonable discretion;

vii.	A violation of Section 18 of the Investment 1940 Act; except reliance by Customer on any exemptive relief granted to it by the Securities and Exchange Commission will not be considered a violation of Section 18;

viii.	Customer fails to make any filing necessary to comply with the rules of any exchange in which its shares are listed;

ix.	Customer’s classification under the 1940 Act becomes something other than as a “closed-end company” as defined under Section 5 of the 1940 Act;

x.	Customer enters into any additional indebtedness with a party other than a BNPP Entity or its affiliates beyond the financing provided hereunder through the 1940 Act Financing Agreements, including without limitation any further borrowings constituting ‘senior securities’ (as defined for purposes of Section 18 of the 1940 Act) or any promissory note or other evidence of indebtedness, whether with a bank or any other person;

xi.	Customer changes its fundamental or material investment policies; or

xii.	Customer pledges to any other party, other than a BNPP Entity or its affiliates, any Collateral held by Custodian (including any successor thereto) pursuant to the “Special Custody Agreement” (as defined in the US Prime Broker Agreement).

14.	[Reserved.]

15.	Notices -

Notices under this Agreement shall be provided pursuant to Section 12(a) of the Account Agreement.

16.	Compliance with Applicable Law -

(a)	Notwithstanding any of the foregoing, if required by Applicable Law –

i.	the BNPP Entities may terminate any 40 Act Financing Agreement and any Contract;

ii.	BNPP PB may recall any outstanding loan under the 40 Act Financing Agreements;

iii.	BNPP PB may modify the Collateral Requirements; and

iv.	the BNPP Entities may take Default Action.

(b)	This Agreement will not limit the ability of BNPP PB to change the product provided under this Agreement and the 40 Act Financing Agreements as necessary to comply with Applicable Law.

(c)	The BNPP Entities may exercise any remedies permitted under the Contracts if Customer fails to comply with Applicable Law.

17.	Miscellaneous -

(a)	In the event of a conflict between any provision of this Agreement and the other 40 Act Financing Agreements, this Agreement prevails.

(b)	This Agreement is governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws doctrine.

(c)	Section 16(c) of the Account Agreement is hereby incorporated by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provision had been set forth in full herein.

(d)	This Agreement may be executed in counterparts, each of which will be deemed an original instrument and all of which together will constitute one and the same agreement.

(e)	This Agreement amends and restates and is not in addition to, the Precedent Agreement. From and after the execution of this Agreement, the Precedent Agreement shall be deemed cancelled and carries no further force or effect. Additionally, any and all references to the Precedent Agreement (or words or phrases of similar meaning) shall be deemed to be references to this Agreement.

(The remainder of this page is blank.)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of November 3,2022.

MUZINICH BDC, INC.

By:	/s/ Paul Fehre
	Name:	Paul Fehre
	Title:	CFO

BNP PARIBAS PRIME BROKERAGE INTERNATIONAL LIMITED

By:	/s/ Michael Krzewicki
	Name:	Michael Krzewicki
	Title:	Managing Director

By:	/s/ Robert Lakeman
	Name:	Robert Lakeman
	Title:	Director

Appendix A – Collateral Requirements

1.	Collateral Requirements -

The Collateral Requirements in relation to all positions held in the accounts established pursuant to the 40 Act Financing Agreements (the “Positions”) shall be the greater of:

(a)	the sum of (i) aggregate product of (x) the Collateral Percentage applicable to such Positions and (y) the Current Market Value of such respective Positions,

(b)	the sum of the collateral requirements of such Positions as per Regulation T of the Board of Governors of the Federal Reserve System, as amended from time to time;

(c)	the sum of the collateral requirements of such Positions as per New York Stock Exchange Rule 431, as amended from time to time; or

(d)	the Portfolio Margin Floor.

2.	Eligible Securities -

(a)	Positions in the following eligible equity and fixed income security types (“Eligible Securities”) are covered under the Committed Facility Agreement:

i.	USD common stock traded on the New York Stock Exchange, NASDAQ, or the American Stock Exchange;

ii.	convertible and non-convertible corporate debt securities or preferred securities, provided that such securities be issued by an issuer incorporated in one of the following countries: Australia, Austria, Belgium, Canada, France, Germany, Italy, Finland, Japan, The Netherlands, Sweden, Switzerland, Spain, United Kingdom, and USA, and (B) any such securities be denominated in USD; or

iii.	US Treasury Securities

(b)	Notwithstanding the foregoing, the following will not be part of the collateral commitment and shall have no collateral value:

i.	any security type not covered above, as determined by BNPP PB in its sole discretion;

ii.	any securities over which BNPP PB does not have a first priority perfected security interest, each as determined by BNPP PB in its sole discretion;

iii.	any securities that are not capable of being valued by BNPP PB on a daily basis based on internal and external pricing sources

iv.	any security offered through a private placement or any restricted securities, except Rule 144A securities related to preferred stock and debt securities;

v.	any security that is not maintained as a book-entry security on a major depository, such as The Depository Trust Company;

vi.	any securities that are municipal securities, asset-backed securities, mortgage securities, or Structured Securities (notwithstanding the fact that such securities would otherwise be covered);

3.	Equity Securities Collateral Percentage -

The Collateral Percentage for a Position consisting of applicable Eligible Securities shall be:

i.	subject to paragraphs ii and iii below, the product of (A) the Equity Core Collateral Rate and (B) the sum of (1) one, (2) the Equity Concentration Factor, (3) the Equity Liquidity Factor, and (4) the Equity Volatility Factor;

ii.	100% if (A) the product determined under paragraph i above is greater than 100%, (B) the market capitalization of the Issuer of the relevant Eligible Securities is less than USD $300,000,000, or (C) if Section 3(a), (b) or (c) so provides; and

iii.	determined by BNPP PB on a case-by-case basis, if Customer or Customer’s Advisor (i) is an Affiliate of the issuer of the relevant equity securities or (ii) beneficially owns more than 9% of either (a) the voting interests of the issuer or (b) any voting class of equity securities of the issuer (in each case, whether such positions are held in accounts established pursuant to the 40 Act Financing Agreements or otherwise).

(a)	Equity Concentration Factor.

The “Equity Concentration Factor” shall be determined pursuant to the following table, provided that notwithstanding any other provision of this Appendix, the Collateral Percentage with respect to the relevant Position if the Issuer Concentration is equal to or greater than 75% shall be determined by BNPP PB in its sole discretion.

Issuer Concentration	Equity Concentration Factor
Less than 5%	0
Equal to or greater than 5% and less than 10%	0.5
Equal to or greater than 10% and less than 20%	1
Equal to or greater than 20% and less than 35%	1.5
Equal to or greater than 35% and less than 50%	2
Equal to or greater than 50% and less than 75%	3

(b)	Equity Liquidity Factor.

The “Equity Liquidity Factor” shall be determined pursuant to the following table, provided that notwithstanding any other provision of this Appendix, for Positions in excess of 4 Days of Trading Volume, the portion of such Position which is equal to or greater than 4 Days of Trading Volume shall be excluded from the margin commitment as described in 40 Act Financing Agreement and the Collateral Percentage with respect to the portion of such Position which is less than 4 Days of Trading Volume shall be determined pursuant to the following table.

Days of Trading Volume	Equity Liquidity Factor
Less than 2	0
Equal to or greater than 2 and less than 4	1

(c)	Equity Volatility Factor.

The “Equity Volatility Factor” shall be determined pursuant to the following table, provided that notwithstanding any other provision of this Appendix, the Collateral Percentage shall be 100% with respect to the relevant Position if the Equity Volatility is equal to or greater than 150%.

Equity Volatility	Equity Volatility Factor
Less than 35%	0
Equal to or greater than 35% and less than 50%	0.5
Equal to or greater than 50% and less than 75%	1
Equal to or greater than 75% and less than 150%	2

4.	Debt Securities Collateral Percentage -

The Collateral Percentage for a Position consisting of applicable Debt Securities shall be:

(i)	the product of (A) the Debt Core Margin Rate and (B) the sum of (1) one, (2) the Debt Concentration Factor, (3) the Debt Liquidity Factor, (4) the Debt Maturity Factor, and (5) the Concentrated High Yield Factor.

provided that the Collateral Percentage for any debt security which trades below 40% of its nominal value shall be 100%.

(a)	Debt Core Collateral Rate.

The “Debt Core Collateral Rate” shall be based on the credit quality of the Issuer as set forth below. The lower of the S&P or Moody’s rating as shown below will be used to determine the credit quality of the Issuer; provided, that if there is only one such rating, then the Debt Core Collateral Rate corresponding to such rating shall be used.

S&P / Moody’s Rating	Debt Core Collateral Rate
A- & above / A3 & above	10%
BBB+, BBB, BBB- / Baa1, Baa2, Baa3	12%
BB+, BB, BB- / Ba1, Ba2, Ba3	15%
B+, B, B- / B1, B2, B3	20%
Not Rated	25%
CCC+, CCC, CCC- / Caa1, Caa2, Caa3	30%
Below CCC- / below Caa3 or any Defaulted Debt Security	70%

(b)	Debt Concentration Factor.

The “Debt Concentration Factor” shall be determined pursuant to the following table, provided that notwithstanding any other provision of this Appendix, the Collateral Percentage with respect to the relevant Position if the Issuer Concentration is equal to or greater than 75% shall be determined by BNPP PB in its sole discretion.

Issuer Concentration	Debt Concentration Factor
Less than 5%	0
Equal to or greater than 5% and less than 10%	0.5
Equal to or greater than 10% and less than 20%	1
Equal to or greater than 20% and less than 35%	1.5
Equal to or greater than 35% and less than 50%	2
Equal to or greater than 50% and less than 75%	3

(c)	Debt Liquidity Factor.

The “Debt Liquidity Factor” shall be determined pursuant to the following table. The Debt Liquidity Factor shall be applied to the entire Position that is within the relevant liquidity threshold category; provided that, notwithstanding any other provision of this Appendix, the Collateral Percentage with respect to the relevant Position if the Percent of Issue Size is 35% or more shall be determined by BNPP PB in its sole discretion.

Percent of Issue Size	Debt Liquidity Factor
Less than 10% of Issue Size	0
Greater than 10% and equal to or less than 20% of Issue Size	1.5
Greater than 20% and equal to or less than 35% of Issue Size	2

(d)	Debt Maturity Factor.

The “Debt Maturity Factor” shall apply to Debt Securities with maturities greater than 10 years. The Debt Maturity Factor shall be determined pursuant to the following table and shall be based on the lower of the S&P or Moody’s rating, provided that if there is only one such rating, then the Debt Maturity Factor corresponding to such rating shall be used. BNPP PB may, in its sole discretion, assign a shorter effective maturity to a Debt Security in accordance with such security’s optional redemption features.

S&P / Moody’s Rating	Debt Maturity Factor
A- / A3 & above	0.5
BBB+, BBB, BBB- / Baa1, Baa2, Baa3	0.58
BB+, BB, BB- / Ba1, Ba2, Ba3	0.53
B+, B, B- / B1, B2, B3	0.5
Not Rated	0.4
CCC+, CCC, CCC- / Caa1, Caa2, Caa3	0.33

(e)	Concentrated High Yield Factor.

The “Concentrated High Yield Factor” shall apply to a portfolio which has a High Yield Exposure of 85% or more and shall be determined pursuant to the following table in accordance with the lower of the S&P or Moody’s rating, provided that if there is only one such rating, then the Concentrated High Yield Factor corresponding to such rating shall be used. For the avoidance of doubt, for portfolios that exhibit a High Yield Exposure greater than or equal to 30% but less than 85%, the Concentrated High Yield Factor will be applied on a linear interpolation basis. There will be no Concentrated High Yield Factor for portfolios that exhibit a High Yield Exposure of less that 30%. The Concentrated High Yield Factor shall be determined after all Debt Margin Adjustors and hedging strategy adjustments have been applied.

S&P / Moody’s Rating	Concentrated High Yield Factor
BB+, BB, BB- / Ba1, Ba2, Ba3	1
B+, B, B- / B1, B2, B3	1
Not Rated	1.4
CCC+, CCC, CCC- / Caa1, Caa2, Caa3	1
Below CCC- / below Caa3 or any Defaulted Debt Security	0.42

5.	US Treasury Securities Collateral Percentage

The Collateral Percentage for a position consisting of applicable US Treasury Securities shall be 10%.

6.	Hedged Strategies Collateral Percentage -

This Section applies for the hedging strategy described below. The Collateral Percentage of any Positions that are not hedged pursuant to this Section 6 shall be determined pursuant to Sections 3, 4 and 5.

(a)	Convertible Arbitrage. The Collateral Percentage used to calculate the Collateral Requirements for such portion of a long Position in convertible Debt Securities with an offsetting short Position in Equity Securities shall be determined according to following formulas:

i.	Collateral Requirement of the hedged portion of the long convertible Debt Securities Position = Max [4%, Hedge Ratio * min(Adjusted Core Debt Rate, Premium %) + (1 – Hedge Ratio) * Adjusted Core Debt Rate]

ii.	Collateral Requirement of the Recognized Equity Hedge = 0%

iii.	Collateral Requirement of the remaining unhedged equity portion shall be determined in accordance with Section 3.

7.	Positions Outside the Scope of this Appendix -

For the avoidance of doubt, the Collateral Requirements set forth herein are limited to the types and sizes of securities specified herein. The Collateral Requirement for any Position or part of a Position not covered by the terms of this Appendix shall be determined by BNPP PB in its sole discretion.

8.	One-off Collateral Requirements -

From time to time BNPP PB may, at its sole discretion, agree to a different Collateral Requirement than the Collateral Requirement determined by this Appendix for a particular Position.

9.	Certain Definitions -

(a)	“Affiliate” means an affiliate as defined in Rule 144(a)(1) under the Securities Act of 1933.

(b)	Adjusted Core Debt Rate” means the product of (i) Debt Core Margin Rate of a Debt Security and (ii) the sum of one and the cumulative value of the Debt Margin Adjustors. Notwithstanding the above, with respect to a long Position such Adjusted Core Debt Rate shall be a maximum of 100%.

(c)	“Adjusted Long Market Value” means (i) with respect to a non-convertible Debt Security, such security’s Long Market Value, or (ii) with respect to a convertible Debt Security, such security’s Current Market Value minus the Current Market Value of its Recognized Equity Hedge. For purposes of determining Adjusted Long Market Value, convertible Debt Securities which have a theoretical delta of 20% or lower (as determined by BNPP PB in its sole discretion) are considered to be non-convertible Debt Securities.

(d)	“Adjusted Debt Securities Collateral Requirement” means, after taking into account the effect of any hedging strategies, with respect to a Debt Securities Position, the product of (x) the Adjusted Core Debt Rate applicable to such Position and (y) the absolute value of the Current Market Value of such Position.

(e)	“Bloomberg” means the Bloomberg Professional service.

(f)	“Collateral Percentage” means the percentage as determined by BNPP PB according to this Appendix A.

(g)	“Current Market Value” means with respect to a Position, an amount equal to the product of (i) the number of the relevant security and (ii) the price per share of the relevant security (determined by BNPP PB).

(h)	“Days of Trading Volume” means with respect to an Equity Security, an amount equal to the quotient of (i) the number of shares of such security constituting the Position and (ii) the 90-day average daily trading volume (or 30-day average daily trading volume if 90- day is unavailable) of such security as determined by BNPP PB in its sole discretion. For the avoidance of doubt, with respect to this definition, the number of shares shall be determined net of the number held long or short, as the case may be.

(i)	“Debt Margin Adjustors” means the Debt Concentration Factor, Debt Liquidity Factor, and the Debt Maturity Factor, expressed as a decimal.

(j)	“Debt Security” means any of the following: corporate bonds (both convertible and non-convertible), preferred stock (both convertible and non-convertible), and similar securities as determined by BNPP PB.

(k)	“Defaulted Debt Security” means any Debt Security which meets any of the following conditions: (a) has been declared in default or (b) any security issued by the same issuer has been declared in default

(l)	“Equity Core Collateral Rate” means 15%.

(m)	“Equity Security” means any listed common stock share or similar security as determined by BNPP PB.

(n)	“Equity Volatility” means with respect to an equity security, the 90-day historical volatility of such security as determined by BNPP PB in its sole discretion or, if the 90-day historical price volatility of such security is unavailable, the 30-day historical price volatility of such security as determined by BNPP PB in its sole discretion.

(o)	“Gross Market Value” of one or more Positions means an amount equal to the sum of all Current Market Values of all such Positions, where, for the avoidance of doubt, the Current Market Value of each Position is expressed as a positive number whether or not such Position is held long.

(p)	“Hedge Ratio” means the absolute value of the quotient of (i) the number of shares of the Recognized Equity Hedge and (ii) the number of shares the convertible Debt Security position may be converted into.

(q)	“High Yield Exposure” means the amount calculated in accordance with the following procedure, provided that such calculation shall be performed after all other margin adjustments and hedged strategies have been applied:

1)	Positions in High Yield Securities are categorized according to the lower of their S&P or Moody’s rating as follows: (a) BB+, BB, BB- / Ba1, Ba2, Ba3; (b) B+, B, B- / B1, B2, B3; (c) CCC+, CCC, CCC- / Caa1, Caa2, Caa3 or Not Rated; (d) below CCC- / below Caa3 or any Debt Security on which the Issuer has defaulted. Provided that, short Debt Securities rated below CCC- or which have been declared in default and short convertible Debt Securities are excluded. For the avoidance of doubt, if a High Yield Security only has one of a Moody’s or S&P rating, such rating shall apply with respect to this definition.

2)	High Yield Exposure is then calculated with respect to the aggregate of the securities per each category (a), (b), (c), and (d) above as the amount equal to the greater of (X) 0 or (Y) an amount equal to the (Adjusted Long Market Value of the respective category) – (0.5 * Short Market Value of the respective category) – (the sum of the Adjusted Debt Securities Collateral Requirement of the respective category).

3)	The final value of the High Yield Exposure is the sum of the High Yield Exposure in each category (a), (b), (c), and (d).

(r)	“High Yield Exposure %” means the quotient of (i) High Yield Exposure and (ii) Total Portfolio Exposure. For the avoidance of doubt, US Treasury Securities shall be excluded from Total Portfolio Exposure for purposes of calculating High Yield Exposure %.

(s)	“High Yield Security” means any Debt Security which is Not Rated, rated below BBB- by S&P, or rated below Baa3 by Moody’s.

(t)	“Issue Size” means with respect to a Position in an applicable security of an Issuer, the aggregate market value of all such securities issued by the Issuer.

(u)	“Issuer” means, with respect to a Debt Security or Equity Security, the issuer of such security.

(v)	“Issuer Concentration” means with respect to a Position, an amount equal to the quotient of (i) the Issuer Exposure and (ii) the total of all Issuer Exposures in the portfolio, expressed as a percentage. For the avoidance of doubt, US Treasury Securities shall be excluded from Issuer Exposure for purposes of calculating Issuer Concentration.

(w)	“Issuer Exposure” means, with respect to specific Issuer, the sum (i) the absolute value of the Net Market Value of all Positions in such Issuer, (ii) 0.5 multiplied by the lesser of the Long Market Value for all Positions in such Issuer or the Short Market Value for all Positions in such Issuer, and (iii) 0.5 multiplied by the lesser of (a) or (b) where (a) is either (W) the Net Market Value of all Equity Security Positions in such Issuer if such amount is positive or (X) Zero (0) if the Net Market Value of all Equity Security Positions in such Issuer is less than or equal to 0, and (b) is either (Y) the absolute value of the Net Market Value of all Debt Security Positions in such Issuer if such Net Market Value is negative or (Z) 0 if such Net Market Value is greater than or equal to 0.

(x)	“Long Market Value” means the Current Market Value of any Position which is held long.

(y)	“Moody’s” means Moody’s Investors Service

(z)	“Net Market Value” means the difference between the Long Market Value and the Short Market Value.

(aa)	“Not Rated” means any Debt Security which does not have a credit rating assigned to it by either S&P or Moody’s.

(bb)	“Parity Market Value” means the market value of the shares that a convertible Debt Securities Position could be converted into.

(cc)	“Payment-in-Kind Security” means any security that permits the Issuer to pay the holder of such security with additional securities or assets in place of cash.

(dd)	“Percent of Issue Size” means the quotient of (i) the Net Market Value of any Position in a specific issue and (ii) the Issue Size.

(ee)	“Portfolio Gross Market Value” means the Gross Market Value (as defined in this Appendix A) of all of Customer’s Positions that are Eligible Securities (as defined in this Appendix A).

(ff)	“Portfolio Margin Floor” means 50% of the Portfolio Gross Market Value, excluding US Treasury Securities.

(gg)	“Premium %” means the quotient of (i) the Premium Market Value and (ii) the Current Market Value of the convertible Debt Security Position.

(hh)	“Premium Market Value” means the Current Market Value of a convertible Debt Security minus Parity Market Value of such security.

(ii)	“Recognized Equity Hedge” means, in respect to a hedged convertible Debt Security Position which is held long as described in Section 5(a), the lesser of (i) the number of shares held short or (ii) the number of shares the convertible Debt Security Position may be converted into.

(jj)	“S&P” means Standard & Poor’s

(kk)	“Short Market Value” means the absolute value of the Current Market Value of any Position which is held short.

(ll)	“Structured Securities” means any security (i) the payment to a holder of which is linked to a different security, provided that such different security is issued by a different issuer or (ii) structured in such a manner that the credit risk of acquiring the security is primarily related to an entity other than the issuer of the security itself.

(mm)	“Total Portfolio Exposure” means the amount equal to a portfolio’s (Gross Market Value) – (its total Adjusted Debt Securities Collateral Requirement) – (its total Collateral Requirement with respect to Positions in Equity Securities) – (2 * the Current Market Value of its Recognized Equity Hedges).

(nn)	“US Treasury Security” means any security that is a direct obligation of the United States Treasury. For the avoidance of doubt, neither Treasury Inflation-Protected Securities nor securities issued under the Separate Trading of Registered Interest and Principal of Securities program nor securities issued by any other United States government agency or government sponsored enterprise are herein considered Treasury Securities.

Appendix B

Pricing

Interest Rate

Asset Class	Currency	Benchmark Rate	Spread
Treasuries	USD	OBFR	45 bps
High Yield Corporate Bonds (excluding Defaulted Bonds)	USD	OBFR	120 bps
All other Eligible Securities	USD	OBFR	120 bps

The interest rate shall equal the sum of the Benchmark Rate and the Spread as set forth for each asset class listed in the table above.

The interest rates for securities which do not qualify as Eligible Securities are not subject to the commitment set forth in Section 6 of the Agreement and, accordingly (i) shall be determined by the Financing Entities in their sole discretion, and (ii) are subject to change at any time by the Financing Entities.

Arrangement Fee

The arrangement fee due by Customer shall be zero.

Commitment Fee

The commitment fee due by Customer shall be zero.